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This Addendum dated as of the 23rd day of March, 1999 is made between Tritel
Communications, Inc. (Tritel) and Galaxy Personal Communications Services Inc. (Galaxy) and supercedes those provisions agreed to by the parties signed under the terms and conditions of the "Services Agreement" between Tritel and Galaxy dated June 1, 1998. All other terms and conditions of the original "Services Agreement" remain binding upon both parties with the exceptions of the sections amended below which shall become effective upon the date signed.

Section 1.    THE SERVICES

              1.3 Time is of the Essence

              Tritel and Galaxy acknowledge that the original project schedule contemplating completion of all activities within fifteen months per market upon initiation of design activities in each market, has changed due to new marketing and budget objectives of Tritel. Galaxy will continue to utilize its best efforts to meet any new project schedule when it becomes available and agreeable to both parties.

              1.9 Consequences for Delay

              This section is to be deleted due to changes in Tritel project schedule, which led to redesign activities and changes to the launch dates of markets.

Section 2.    COMPENSATION

              2.1 Compensation

              Tritel will pay Galaxy for services rendered in accordance with the schedule listed below. This pricing table supercedes the compensation schedule identified in the original Agreement. Tritel will compensate Galaxy for services rendered in accordance with the schedule listed below:

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Service Type             Time                  Staffing Level           Price
------------------------------------------------------------------------------------------------
Exhibit A RF             January 16, 1999 -    [CONFIDENTIAL            [CONFIDENTIAL
Services                 December 31, 1999     TREATMENT REQUESTED]     TREATMENT REQUESTED](1)
                                               engineers and            flat monthly rate(2)
                                               management as            including travel and
                                               appropriate              living
                                               for approximately 450    expenses. For
                                               turnkey sites and        [CONFIDENTIAL
                                               search ring issuance     TREATMENT REQUESTED]
                                               in all Phase II and      engineers, actual
                                               Phase III markets.(3)    travel and living
                                                                        expenses will be
                                                                        charged in addition to
                                                                        the flat monthly rate
------------------------------------------------------------------------------------------------

              Tritel agrees to the fees and volume of resources outline above for Galaxy's professional services until December 31, 1999. This schedule will remain in effect unless Galaxy is notified by Tritel sixty (60) days in advance of any staffing reduction at which time Tritel will define the number and type of engineering resource required to fulfill the remaining terms of this Services Agreement.

-------------------

(1) Includes expenses as described in Exhibit B.4 Travel Expenses in the original Tritel-Galaxy Services Agreement dated June 1, 1998. Extraordinary travel, particularly during optimization phases of project billed at [CONFIDENTIAL TREATMENT REQUESTED].

(2) Monthly rate includes a maximum hourly component of 9 hours per day per man assuming a five-day workweek. Additional hours billed at hourly rates as described at Exhibit B.1.3 Hourly Engineering Services Rate in the original Tritel--Galaxy Services Agreement dated June 3, 1998.

(3) Phase II Markets Include: Mobile, Pascagoula/ Biloxi/ Gulport, Hattiesburg, Meridian, Laurel, Anniston, Tuscaloosa, Tupelo. Phase III Markets Include: Florence, Gadsden, Selma, Dothan, Corinth, Starkville, Greenville, Natchez, McComb/ Brookhaven.


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At Tritel's option, Tritel may increase the number of Galaxy engineering resources on the project team with thirty (30) days notice to Galaxy of Tritel's intent to add to the team of twenty-eight full-time staff members. The rate to add each resource is listed in Schedule B.1.3. of the Services Agreements between Tritel and Galaxy signed June 1 and August 27, 1998 and would not require a commitment for the duration of 1999. Tritel would be required to provide Galaxy thirty (30) days notice prior to releasing those additional resources from the project.

Section 13.   EVENT OF DEFAULT

Delete (iii)  This section to be deleted due to changes in project scope.

Delete (v)    This section to be deleted due to changes in project scope.

Exhibit B.    Compensation

B.1.1 This section to be deleted due to changes in project scope. As of June 10, 1999, no fixed rate fees are due and owing to Galaxy Engineering.

B.1.2         This section to be deleted due to changes in project scope.

The parties have executed this amendment of Agreement as of the date first set forth below:

              Tritel Communications, Inc.      Galaxy Personal Communications
                                                 Services, Inc.

              By:                              By:

              Name: William S. Arnett          Name: Joseph W. Forbes, Jr.

              Its:  President                  Its:  President

              Date: 6-21-99                    Date: